Exhibit 99.1

Home Bancorp Reports 2015 First Quarter Results And Declares A Quarterly Dividend

LAFAYETTE, La., April 28, 2015 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company of the 106-year-old Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $2.8 million for the first quarter of 2015, an increase of $39,000, or 1%, compared to the fourth quarter of 2014 and an increase of $1.4 million, or 99%, compared to the first quarter of 2014. The first quarter of 2014 included $2.0 million of pre-tax expenses related to the acquisition of Britton & Koontz Capital Corporation ("Britton & Koontz") in February 2014. Excluding merger-related expenses, net income for the first quarter of 2015 increased 2% compared to the first quarter of 2014.

Diluted earnings per share were $0.41 for the first quarter of 2015, an increase of $0.01, or 3%, from the fourth quarter of 2014 and an increase of $0.20, or 95%, compared to the first quarter of 2014. Excluding merger-related expenses, diluted earnings per share for the first quarter of 2015 were virtually identical to the first quarter of 2014.

"We continued on our path of efficient and steady growth during the quarter," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Annualized loan growth was 6% and our efficiency ratio improved to 66.7%."

"We made considerable progress in reducing problem assets during the quarter," continued Bordelon, "nonperforming assets decreased $6.2 million, or 22%, during the first three months of the year."

The Company also announced that its Board of Directors declared a cash dividend of $0.07 per share, payable on May 22, 2015, to shareholders of record as of May 11, 2015.

Loans and Credit Quality

Loans totaled $922.1 million at March 31, 2015, an increase of $13.1 million, or 6% annualized, from December 31, 2014, and an increase of $42.0 million, or 5%, from March 31, 2014. During the first quarter of 2015, the increase in loans related primarily to commercial and industrial loans (up $7.7 million), multi-family residential loans (up $2.8 million) and commercial real estate loans (up $2.5 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	March 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$234,261	$233,249	$1,012	-%
Home equity loans and lines	55,339	56,000	(661)	(1)
Commercial real estate	355,319	352,863	2,456	1
Construction and land	88,911	89,154	(243)	-
Multi-family residential	30,176	27,375	2,801	10
Total real estate loans	764,006	758,641	5,365	1
Other loans:
Commercial and industrial	112,162	104,446	7,716	7
Consumer	45,921	45,881	40	-
Total other loans	158,083	150,327	7,756	5
Total loans	$922,089	$908,968	$13,121	1%

Nonperforming assets ("NPAs") totaled $22.3 million at March 31, 2015, a decrease of $6.2 million compared to December 31, 2014 and a decrease of $5.8 million compared to March 31, 2014. Of the $22.3 million in total NPAs at March 31, 2015, $17.7 million was attributable to our acquisitions of Statewide Bank, GS Financial Corp. and Britton & Koontz. The ratio of total NPAs to total assets was 1.81% at March 31, 2015, compared to 2.33% at December 31, 2014 and 2.27% at March 31, 2014. Excluding acquired assets, the ratio of NPAs was 0.44% at March 31, 2015, compared to 0.56% at December 31, 2014 and 0.48% at March 31, 2014.

The Company recorded net loan charge-offs of $26,000 during the first quarter of 2015, compared to net loan charge-offs of $175,000 in the fourth quarter of 2014 and a net loan recovery of $41,000 in the first quarter of 2014. The Company's provision for loan losses for the first quarter of 2015 was $538,000, compared to $516,000 for the fourth quarter of 2014 and $145,000 for the first quarter of 2014.

The ratio of allowance for loan losses to total loans was 0.90% at March 31, 2015, compared to 0.85% and 0.81% at December 31, 2014 and March 31, 2014, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.07% at March 31, 2015, compared to 1.04% and 1.10% at December 31, 2014 and March 31, 2014, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $185.4 million at March 31, 2015, a decrease of $1.1 million, or 1%, from December 31, 2014, and a decrease of $7.7 million, or 4%, from March 31, 2014. At March 31, 2015, the Company had a net unrealized gain on its investment securities portfolio of $2.6 million, compared to net unrealized gains of $2.0 million and $1.0 million at December 31, 2014 and March 31, 2014, respectively. The Company's investment securities portfolio had a modified duration of 3.4 years at March 31, 2015, compared to 3.8 and 4.1 years at December 31, 2014 and March 31, 2014, respectively.

Deposits

Total deposits were $1.0 billion at March 31, 2015, an increase of $33.0 million, or 13% annualized, from December 31, 2014, and an increase of $26.1 million, or 3%, from March 31, 2014. During the first quarter of 2015, core deposits (i.e., checking, savings and money market accounts) increased $37.8 million, or 20% annualized, from December 31, 2014, and increased $55.4 million, or 7%, from March 31, 2014. The growth in core deposits for the first quarter of 2015 is primarily the result of higher public funds balances.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	March31,	December31,	Increase / (Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Demand deposit	$276,319	$267,660	$8,659	3%
Savings	83,568	81,145	2,423	3
Money market	221,949	219,456	2,493	1
NOW	228,806	204,536	24,270	12
Certificates of deposit	215,931	220,775	(4,844)	(2)
Total deposits	$1,026,573	$993,572	$33,001	3%

Share Repurchases

The Company purchased 83,193 shares of its common stock during the first quarter of 2015 at an average price per share of $21.64. Under the Company's June 2013 stock repurchase program, the Company may purchase up to 370,000 shares, or approximately 5%, of the Company's outstanding common stock. As of April 22, 2015 an additional 75,550 shares remain eligible for purchase under the plan. The tangible book value per share of the Company's common stock was $21.32 at March 31, 2015.

Net Interest Income

Net interest income for the first quarter of 2015 totaled $12.5 million, a decrease of $422,000, or 3%, compared to the fourth quarter of 2014, and an increase of $681,000, or 6%, compared to the first quarter of 2014. The Company's net interest margin was 4.51% for the first quarter of 2015, unchanged from the fourth quarter of 2014 and 21 basis points lower than the first quarter of 2014. The decrease in the net interest margin in the first quarter of 2015 compared to the first quarter of 2014 was primarily the result of lower loan yields and the mix of interest-earning assets.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	March 31, 2015		December 31, 2014		March 31, 2014
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$919,109	5.40%	$907,902	5.54%	$793,509	5.81%
Investment securities (TE)	184,331	2.18	188,119	2.17	190,016	2.47
Other interest-earning assets	15,044	0.91	39,306	0.44	31,166	0.41
Total interest-earning assets	1,118,484	4.81	1,135,327	4.81	1,014,691	5.02

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	523,535	0.23	504,620	0.22	423,213	0.23
Certificates of deposit	219,066	0.73	222,464	0.74	219,226	0.71
Total interest-bearing deposits	742,601	0.37	727,084	0.38	642,439	0.39
Securities sold under repurchase agreements	20,295	0.37	20,467	0.37	14,031	0.48
FHLB advances	35,441	1.23	82,479	0.57	109,625	0.42
Total interest-bearing liabilities	$798,337	0.41	$830,030	0.40	$766,095	0.40

Net interest spread (TE)		4.40%		4.41%		4.62%
Net interest margin (TE)		4.51%		4.51%		4.72%

Noninterest Income

Noninterest income for the first quarter of 2015 totaled $2.1 million, a decrease of $27,000, or 1%, compared to the fourth quarter of 2014 and an increase of $423,000, or 26%, compared to the first quarter of 2014. The decrease in noninterest income in the first quarter of 2015 compared to the fourth quarter of 2014 resulted primarily from decreases in service fees and charges (down $73,000), bank card fees (down $11,000) and other income (down $19,000) which were partially offset by an increase in gain on sale of mortgage loans (up $70,000).

The increase in noninterest income in the first quarter of 2015 compared to the first quarter of 2014 resulted primarily from increases in gain on sale of mortgage loans (up $211,000), bank card fees (up $110,000) and service fees and charges (up $96,000), due primarily to the Britton & Koontz acquisition in February 2014 and increased customer transactions.

Noninterest Expense

Noninterest expense for the first quarter of 2015 totaled $9.7 million, a decrease of $457,000, or 5%, compared to the fourth quarter of 2014 and a decrease of $1.5 million, or 14%, compared to the first quarter of 2014. Noninterest expense for the first quarter of 2014 includes $2.0 million of merger expenses related to the acquisition of Britton & Koontz. The decrease in noninterest expense in the first quarter of 2015 compared to the fourth quarter of 2014 resulted primarily from lower compensation and benefits (down $333,000), marketing and advertising (down $113,000), data processing and communication (down $91,000) and occupancy (down $80,000) expenses, which were partially offset by higher franchise and shares taxes (up $126,000).

The decrease in noninterest expense for the first quarter of 2015 compared to the first quarter of 2014 primarily relates to the Britton & Koontz acquisition. Excluding merger-related expenses, noninterest expense for the first quarter of 2015 compared to the first quarter of 2014 increased $417,000, or 5%. The increases primarily relate to the growth of the Company due to the addition of Britton & Koontz branches and employees.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands)	March 31, 2015	March 31, 2014

Reported noninterest expense	$9,719	$11,257
Less: Merger-related expenses	-	(1,955)
Non-GAAP noninterest expense	$9,719	$9,302

Reported net income	$2,848	$1,433
Add: Merger-related expenses (after tax)	-	1,357
Non-GAAP net income	$2,848	$2,790

Diluted EPS	$0.41	$0.21
Less: Merger-related expenses	-	0.20
Non-GAAP EPS	$0.41	$0.41

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	March 31,	March 31,	%	December 31,
	2015	2014	Change	2014
Assets
Cash and cash equivalents	$ 30,175,858	$ 57,221,018	(47)%	$ 29,077,907
Interest-bearing deposits in banks	5,526,000	6,763,000	(18)	5,526,000
Investment securities available for sale, at fair value	171,488,522	182,344,248	(6)	174,800,516
Investment securities held to maturity	13,912,512	10,715,225	30	11,705,470
Mortgage loans held for sale	5,622,509	5,465,256	3	4,516,835
Loans, net of unearned income	922,088,691	880,082,303	5	908,967,871
Allowance for loan losses	(8,271,676)	(7,104,476)	16	(7,759,500)
Total loans, net of allowance for loan losses	913,817,015	872,977,827	5	901,208,371
Office properties and equipment, net	37,584,386	36,791,667	2	37,964,714
Cash surrender value of bank-owned life insurance	19,295,469	18,815,588	3	19,163,110
Accrued interest receivable and other assets	36,433,586	48,078,434	(24)	37,451,687
Total Assets	$ 1,233,855,857	$ 1,239,172,263	-	$ 1,221,414,610

Liabilities
Deposits	$ 1,026,572,637	$ 987,384,843	4%	$ 993,572,593
Securities sold under repurchase agreements	20,204,822	20,878,331	(3)	20,370,892
Federal Home Loan Bank advances	25,000,000	81,302,244	(69)	47,500,000
Accrued interest payable and other liabilities	5,296,062	5,231,598	1	5,827,369
Total Liabilities	1,077,073,521	1,094,797,016	(2)	1,067,270,854

Shareholders' Equity
Common stock	91,322	89,588	2%	90,088
Additional paid-in capital	94,932,283	92,655,484	3	93,332,108
Treasury stock	(30,372,933)	(28,015,546)	8	(28,572,891)
Common stock acquired by benefit plans	(5,023,070)	(6,196,057)	(19)	(5,112,340)
Retained earnings	95,449,153	85,162,600	12	93,101,915
Accumulated other comprehensive income	1,705,581	679,178	151	1,304,876
Total Shareholders' Equity	156,782,336	144,375,247	9	154,143,756
Total Liabilities and Shareholders' Equity	$ 1,233,855,857	$ 1,239,172,263	-	$ 1,221,414,610

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Three
	March 31,		%	Months Ended	%
	2015	2014	Change	December 31, 2014	Change
Interest Income
Loans, including fees	$ 12,360,963	$ 11,484,445	8%	$ 12,775,683	(3)%
Investment securities	910,121	1,050,846	(13)	928,976	(2)
Other investments and deposits	33,752	31,158	8	43,562	(23)
Total interest income	13,304,836	12,566,449	6	13,748,221	(3)

Interest Expense
Deposits	684,979	622,565	10%	697,123	(2)%
Securities sold under repurchase agreements	18,429	16,675	11	18,839	(2)
Federal Home Loan Bank advances	109,306	116,211	(6)	118,324	(8)
Total interest expense	812,714	755,451	8	834,286	(3)
Net interest income	12,492,122	11,810,998	6	12,913,935	(3)
Provision for loan losses	538,487	145,016	271	516,400	4
Net interest income after provision for loan losses	11,953,635	11,665,982	2	12,397,535	(4)

Noninterest Income
Service fees and charges	892,118	796,093	12%	965,093	(8)%
Bank card fees	565,584	455,984	24	576,973	(2)
Gain on sale of loans, net	373,173	161,862	131	302,984	23
Income from bank-owned life insurance	132,359	110,641	20	115,816	14
Gain on the sale of securities, net	-	1,826	-	-	-
Other income	115,449	129,573	(11)	145,169	(21)
Total noninterest income	2,078,683	1,655,979	26	2,106,035	(1)

Noninterest Expense
Compensation and benefits	5,760,786	6,794,808	(15)%	6,093,923	(6)%
Occupancy	1,171,280	1,014,330	16	1,250,883	(6)
Marketing and advertising	110,328	207,241	(47)	223,661	(51)
Data processing and communication	943,332	1,371,823	(31)	1,033,923	(9)
Professional fees	238,175	487,110	(51)	233,853	2
Forms, printing and supplies	144,810	161,920	(11)	163,014	(11)
Franchise and shares tax	147,272	184,385	(20)	20,904	605
Regulatory fees	280,467	228,377	23	276,236	2
Foreclosed assets, net	235,782	361,885	(35)	223,660	5
Other expenses	686,853	445,166	54	656,238	5
Total noninterest expense	9,719,085	11,257,045	(14)	10,176,295	(5)
Income before income tax expense	4,313,233	2,064,916	109	4,327,275	-
Income tax expense	1,465,469	631,460	132	1,518,285	(4)
Net income	$ 2,847,764	$ 1,433,456	99	$ 2,808,990	1

Earnings per share - basic	$ 0.43	$ 0.22	96%	$ 0.43	-%
Earnings per share - diluted	$ 0.41	$ 0.21	95	$ 0.40	3

Cash dividends declared per common share	$ 0.07	$ -	-%	$ 0.07	-%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	March 31,		%	Months Ended	%
	2015	2014	Change	December 31, 2014	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 13,305	$ 12,566	6%	$ 13,749	(3)%
Total interest expense	813	755	8	834	(3)
Net interest income	12,492	11,811	6	12,915	(3)
Provision for loan losses	538	145	271	516	4
Total noninterest income	2,079	1,656	26	2,106	(1)
Total noninterest expense	9,720	11,258	(14)	10,177	(5)
Income tax expense	1,465	631	132	1,518	(4)
Net income	$ 2,848	$ 1,433	99	$ 2,810	1

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,226,220	$1,118,361	10%	$ 1,246,033	(2)%
Total interest-earning assets	1,118,484	1,014,691	10	1,135,327	(2)
Totals loans	919,109	793,509	16	907,902	1
Total interest-bearing deposits	742,601	642,439	16	727,084	2
Total interest-bearing liabilities	798,337	766,095	4	830,030	(4)
Total deposits	1,011,658	851,861	19	988,483	2
Total shareholders' equity	156,061	141,327	10	153,438	2

SELECTED RATIOS (1)
Return on average assets	0.93%	0.51%	82%	0.90%	3%
Return on average equity	7.30	4.06	80	7.32	-
Efficiency ratio (2)	66.70	83.59	(20)	67.75	(2)
Average equity to average assets	12.73	12.64	1	12.31	3
Tier 1 leverage capital ratio(3)	11.96	11.01	9	11.96	-
Total risk-based capital ratio(3)	17.74	17.06	4	17.85	(1)
Net interest margin (4)	4.51	4.72	(4)	4.51	-

PER SHARE DATA
Basic earnings per share	$ 0.43	$ 0.22	96%	$ 0.43	-%
Diluted earnings per share	0.41	0.21	95	0.40	3
Book value at period end	21.89	20.31	8	21.64	1
Tangible book value at period end	21.32	19.63	9	21.04	1

PER SHARE DATA
Shares outstanding at period end	7,163,649	7,099,414	1%	7,123,442	1%
Weighted average shares outstanding
Basic	6,633,544	6,490,820	2%	6,608,832	-%
Diluted	6,962,340	6,890,803	1	6,985,942	-

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	March 31, 2015			December 31, 2014			March 31, 2014
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 14,703	$ 2,752	$ 17,455	$ 19,438	$ 3,843	$ 23,281	$ 17,440	$ 4,581	$ 22,021
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	14,703	2,752	17,455	19,438	3,843	23,281	17,440	4,581	22,021
Foreclosed assets	2,991	1,886	4,877	3,380	1,835	5,215	6,011	129	6,140
Total nonperforming assets	17,694	4,638	22,332	22,818	5,678	28,496	23,451	4,710	28,161
Performing troubled debt restructurings	508	496	1,004	510	214	724	5	140	145
Total nonperforming assets and troubled debt restructurings	$ 18,202
		$ 5,134	$ 23,336	$ 23,328	$ 5,892	$ 29,220	$ 23,456	$ 4,850	$ 28,306

Nonperforming assets to total assets			1.81%			2.33%			2.27%
Nonperforming loans to total assets			1.41			1.91			1.78
Nonperforming loans to total loans			1.89			2.56			2.50
Allowance for loan losses to nonperforming assets			37.04			27.23			25.23
Allowance for loan losses to nonperforming loans			47.39			33.33			32.26
Allowance for loan losses to total loans			0.90			0.85			0.81

Year-to-date loan charge-offs			$ 59			$ 1,715			$ 31
Year-to-date loan recoveries			33			192			72
Year-to-date net loan charge-offs			$ 26			$ 1,523			$ (41)
Annualized YTD net loan charge-offs to total loans			0.01%			0.17%			-%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)	Asset quality information includes certain assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are included in "Acquired" assets.

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960